Exhibit 99.8(b)(iii)
                               AMENDMENT NO. 2 TO
              FUND PARTICIPATION AGREEMENT - SEPARATE ACCOUNT NO. 2

THIS AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT - SEPARATE ACCOUNT NO. 2 is made and entered into as of the ________ day of ______________, 1999, by and among MUTUAL OF AMERICA LIFE INSURANCE COMPANY, (the "Company"), AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. ("ACVP") and its investment advisor, AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement (defined below).

                                   WITNESSETH

WHEREAS, the Company, ACVP and ACIM are parties to a Fund Participation Agreement - Separate Account No. 2 (the "Agreement") dated as of December 30, 1988; and

WHEREAS, the Company, ACVP and ACIM are parties to Amendment No. 1 to the Agreement, dated as of May 1, 1989; and

WHEREAS, the Company, ACVP and ACIM now desire to modify the Agreement so that shares of VP Capital Appreciation (the "Fund") may be made available to the Company to serve as underlying investment media for variable annuity contracts and variable life policies offered to the public by the Company.

NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. The parties agree that, pursuant to the terms of the Agreement, shares of the Fund shall be made available to serve as underlying investment media for variable annuity contracts and variable life insurance policies (the "Policies") offered to the public by the Company, as well as for public tax sheltered annuity contracts.

2. The Company represents that it has established Separate Account No. 3 ("Account No. 3") as a separate account under New York Insurance Law to serve as an investment vehicle for the Policies. The Company further represents that Account No. 3 will be registered as a unit investment trust under the Investment Company Act of 1940 prior to the sale of the Policies.

3. All references to "Contracts" under the Agreement shall be deemed to include the Policies under this Amendment No. 2.

4. All references to "Accounts" under the Agreement shall be deemed to include Account No. 3 under this Amendment No. 2.

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5.       In the event that there is any conflict between the terms of this
         Amendment No. 2 and the Agreement, it is the intention of the parties hereto that the terms of this Amendment No. 2 shall control, and the Agreement shall be interpreted on that basis. To the extent that the provisions of the Agreement have not been amended by this Amendment No. 2, the parties hereby confirm and ratify the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first written above.

                                 MUTUAL OF AMERICA LIFE INSURANCE COMPANY



                                 By:__________________________________

                                 Name: _______________________________

                                 Title: ________________________________


                                 AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.



                                 By:__________________________________

                                 Name: _______________________________

                                 Title: ________________________________


                                AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.



                                 By:__________________________________

                                 Name: _______________________________

                                 Title: ________________________________